EXHIBIT 2.6

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MODVANS INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2023, AT 9:26 O’CLOCK A.M.

6185113 8100 SR# 20233808762	Authentication: 204449196 Date: 10-25-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MODVANS INC.

ModVans Inc., a corporation organized and existing under the laws of the State of Delaware (the“Corporation”), certifies that:

FIRST: The name of the Corporation is ModVans Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 23, 2021.

SECOND: Article XI of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that this Article XI shall not apply to any action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.”

THIRD: These amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Peter J. Tezza II, its Chief Executive Officer, this 24th day of October, 2023.

MODVANS INC.

By: /s/ Peter J. Tezza II

Name: Peter J. Tezza II

Title: Chief Executive Officer